The Registrant requests that this registration statement become effective immediately upon filing pursuant to Securities Act Rule 462

                                                    Registration No. 333-
    As filed with the Securities and Exchange Commission on February 28, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ------------------

                        ALLOU HEALTH & BEAUTY CARE, INC.
              (Exact name of registrant as specified in its charter
               and translation of Registrant's name into English)

                               ------------------

               Delaware                                   19136059
    (State or other jurisdiction of
     incorporation or organization)         (I.R.S. Employer Identification No.)

                                                        Victor Jacobs
                                                Allou Health & Beauty Care, Inc.
                                                     50 Emjay Boulevard
          50 Emjay Boulevard                      Brentwood, New York  11717
       Brentwood, New York 11717                       (516) 273-4000
(Address of Principal  Executive  Offices)     (Name,  address,  and telephone
                                                number, including area code, of
                                                       agent of service)

                               ------------------

                       1995 NONQUALIFIED STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                            (Full title of the plans)

                               ------------------

                                   Copies to:

                             Henry I. Rothman, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 704-6000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

=========================================  ===================  =======================  ========================  =================
           Title of securities                Amount to be         Proposed maximum          Proposed maximum          Amount of
            to be registered                  registered(1)     offering price per unit  aggregate offering price  registration fee
-----------------------------------------  -------------------  -----------------------  ------------------------  -----------------
Class B Common Stock, $.001 par value (2)        300,000               $5.80(3)                $1,740,000                $527

                                                 200,000                6.53(4)                 1,306,000                 396
-----------------------------------------  -------------------  -----------------------  ------------------------  -----------------
Class A Common Stock, $.001 par value (5)        500,000                  0 (6)                     0                       0
-----------------------------------------  -------------------  -----------------------  ------------------------  -----------------
Class A Common Stock, $.001 par value (7)       1,000,000               6.53(8)                 6,530,000               1,979
=========================================  ===================  =======================  ========================  =================
               Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .$2,902 . . .
=========================================  ===================  =======================  ========================  =================

(1) In addition, in accordance with Rule 416(a) under the Securities Act of 1933, this registration statement also covers such indeterminate number of shares as may become subject to options under the 1995 Nonqualified Stock Option Plan (the "1995 Plan") and the 1996 Stock Option Plan (the "1996 Plan") as a result of the adjustment provisions therein.
(2) Shares issuable upon exercise of options granted or to be granted under the 1995 Plan.
(3) Based, pursuant to Rule 457(h), on the exercise price of the related option.
(4) The registration fee for Class B Common Stock, $.001 par value (the "Class B Common Stock"), that may be purchased upon exercise of outstanding options under the 1995 Plan was calculated pursuant to Rule 457(f) using the high and low prices of the Class A Common Stock, $.001 par value (the "Class A Common Stock") that may be purchased upon conversion of such Class B Common Stock into Class A Common Stock as reported on the American Stock Exchange on February 26, 1997.
(5) Shares issuable upon conversion of the Class B Common Stock issuable upon exercise of options granted or to be granted under the 1995 Plan.
(6) No additional consideration is to be paid upon conversion of the Class B Common Stock; therefore, pursuant to Rule 457(i), no additional fee is required.
(7)  Shares issuable upon exercise of options to be granted under the 1996 Plan.
(8) The registration fee for Class A Common Stock that may be purchased upon exercise of options to be granted under the 1996 Plan was calculated pursuant to Rule 457(h) using the high and low prices of the Class A Common Stock as reported on the American Stock Exchange on February 26, 1997.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS





Item 1.           Plan Information*

Item 2.           Registrant Information and Employee Plan Annual Information*





* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT




Item 3.           Incorporation of Documents by Reference


                  The following documents filed by Allou Health & Beauty Care, Inc. (the "Registrant") are incorporated by reference in this registration statement.

                  (1) Annual Report on Form 10-K for the year ended March 31, 1996, filed on June 28, 1996 (the "Annual Report").

                  (2) Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, filed on August 14, 1996.

                  (3) Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, filed on November 14, 1996.

                  (4) Quarterly Report on Form 10-Q for the quarter ended December 31, 1996, filed on February 14, 1997.

                  (5) The portions of the Registrant's Proxy Statement for the Annual Meeting of Stockholders held on September 11, 1996 that have been incorporated by reference in the Annual Report.

                  (6) The description of the Registrant's Class A Common Stock, $.001 par value per share, and Class B Common Stock, $.001 par value per share, contained in the Registrant's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report subsequently filed by the Registrant for the purpose of updating the information contained therein.

                  (7) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since September 30, 1996.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           Description of Securities

                  Not applicable.

Item 5.           Interests of Named Experts and Counsel

                  Not applicable.

Item 6.           Indemnification of Directors and Officers

                  Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. In addition, Section 102(b)(7) of the General Corporation Law of the State of Delaware permits a corporation to provide, in its articles of incorporation, that directors shall not have liability to the corporation or its stockholders for monetary damages for breach of fiduciary duty, subject to certain prescribed exceptions. Article Ninth of the Certificate of Incorporation of the Registrant contains provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. In addition, Article Eighth of the Certificate of Incorporation of the Registrant provides for the limitation on the personal liability of directors permitted by Section 102(b)(7), subject to the exceptions required thereby.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  5.1      Opinion of Parker Chapin Flattau & Klimpl, LLP.

                  23.1     Consent of Mayer Rispler & Company, P.C.

                  23.2     Consent  of  Parker  Chapin  Flattau  &  Klimpl,  LLP
                           (included  in  the  opinion   filed  as  Exhibit  5.1
                           hereto).

Item 9.           Undertakings

                  (A)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (B) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of New York, on the 27th day of February, 1997.

                                                ALLOU HEALTH & BEAUTY CARE, INC.

                                                By:           /s/ VICTOR JACOBS
                                                -------------------------------
                                                    Victor Jacobs,
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


         Signature                    Title                       Date
         ---------                    -----                       ----

     /s/ VICTOR JACOBS       Chairman of the Board and      February 27, 1997
     -----------------       Chief Executive Officer
        Victor Jacobs


     /s/ HERMAN JACOBS         President and Director       February 27, 1997
     -----------------
        Herman Jacobs


   /s/ DAVID SHAMILZADEH      Chief Financial Officer,      February 27, 1997
   ---------------------      Chief Accounting Officer
      David Shamilzadeh             and Director


      /s/ JACK JACOBS                 Director              February 27, 1997
      ---------------
        Jack Jacobs


     /s/ RAMON MONTES                 Director              February 27, 1997
     ----------------
       Ramon Montes


      /s/ SOL NAIMARK                 Director              February 27, 1997
      ---------------
        Sol Naimark


     /s/ JEFFREY BERG                 Director              February 27, 1997
     ----------------
       Jeffrey Berg

                                  EXHIBIT INDEX



       Exhibit                      Description                             Page
       Number                       -----------                             ----
       ------
         5.1            Opinion of Parker Chapin Flattau & Klimpl, LLP.

         23.1           Consent of Mayer Rispler & Company, P.C.

         23.2 Consent of Parker Chapin Flattau & Klimpl, LLP (included in the opinion filed as Exhibit 5.1 hereto).